Exhibit 10.1

RELEASE AGREEMENT
This RELEASE AGREEMENT (the “Agreement”) is made and entered into as of this 28th day of February, 2018 (the “Effective Date”), by and between CBOE GLOBAL MARKETS, INC. (the “Corporation”), the CBOE EXCHANGE, INC. (“CBOE”), CBOE C2 EXCHANGE, INC. (“C2” and, unless indicated otherwise, referred to herein together with the Corporation and CBOE as “Employer”) and Joanne Moffic-Silver (“Executive”).
WITNESSETH:
WHEREAS, Executive is employed as Executive Vice President, General Counsel and Secretary of Employer;
WHEREAS, Executive's last day of employment with Employer will be February 28, 2018 (the "Release Date"); and
WHEREAS, the Board of Directors of the Corporation determined that in connection with Executive’s termination of employment, Executive will be entitled to certain payments and benefits.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Release Benefits. The Release Date shall be Executive's last day of employment with Employer, and Executive shall be entitled to receive the following payments and benefits (collectively, the “Release Benefits”):

a.
The Severance Benefits as described under the Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Executive Severance Plan, as amended and restated effective February 16, 2017 (the “Plan”), which shall be payable in accordance with the terms of the Plan;

b.
Accelerated vesting in full of any outstanding time-based restricted stock units granted under the Second Amended and Restated Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Long-Term Incentive Plan (the “LTIP”) and held by Executive as of the Release Date, in accordance with the terms of each such award agreement; and

c.
Vesting of a pro-rata portion of any outstanding performance-based restricted stock units granted under the LTIP and held by Executive as of the Release Date, prorated for the portion of the performance period completed upon the Release Date and subject to the attainment of the applicable performance goals through the full performance period, in accordance with the terms of each such award agreement.

If Executive’s employment terminates prior to the Release Date for any reason, this Agreement shall terminate and, in lieu of the Release Benefits, Executive shall be entitled to receive any benefits under the Plan as may be applicable given the nature of Executive’s termination of employment.

2.
Release. Notwithstanding anything herein to the contrary, as a condition to receiving the Release Benefits, Executive shall execute a comprehensive release agreement and waiver of claims against Employer in a form substantially the same as that attached hereto as Appendix A (the “Release”).

Executive must deliver to Employer an original, signed Release and the revocability period (if any) must elapse by the Release Deadline. For purposes of this Agreement, the “Release Deadline” means the date that is 60 calendar days after the Release Date. Payment of any Release Benefits that are not exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be delayed until the Release Deadline, irrespective of when Executive executes the Release; provided, however, that where Executive’s termination of employment and the Release Deadline occur within the same calendar year, the payment may be made up to 30 days prior to the Release Deadline, and provided further that where the Executive’s termination of employment and the Release Deadline occur in two separate calendar years, payment may not be made before the later of January 1 of the second year or the date that is 30 days prior to the Release Deadline. If Executive does not deliver an original, signed Release to Employer within 30 days after the Release Date, (i) Executive’s rights shall be limited to those made available to Executive as if Executive’s employment were terminated for Cause or other than for Good Reason under the Plan, and (ii) Employer shall have no obligation otherwise to provide Executive any Release Benefits, or any other monies on account of the termination of Executive’s employment.

By accepting the Release Benefits, Executive acknowledges and agrees that if Executive files a lawsuit or accepts recoveries, payments or benefits based on any claims that Executive has released under the Release, as a condition precedent for maintaining or participating in any lawsuit or claim, or accepting any recoveries, payments or benefits, the Executive shall forfeit immediately the Release Benefits and reimburse the Employer for any Release Benefits already provided.

3.
Except as provided herein or in any Retirement Benefit Plan (as such term is defined in the Plan) or any health and welfare benefit plan maintained by Employer (a “Welfare Plan”), Employer shall not have any obligation to Executive following Executive’s termination of employment for any reason, including any obligation for severance payments or benefits. Except as provided herein, the provision of Release Benefits shall have no effect upon Executive’s rights under any Retirement Benefit Plan, Welfare Plan, indemnification, directors & officers insurance or other employee policy or practice of Employer applicable to Executive’s termination for any reason.

4.
Section 409A. This Agreement is intended to comply with Section 409A of the Code, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered, construed and interpreted in accordance with such intent. Each payment under this Agreement or any benefit plan of Employer is intended to be treated as one of a series of separate payments for purposes of Section 409A of the Code. To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Section 409A of the Code, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions). Notwithstanding anything herein to the contrary, to the extent Executive is considered a “specified employee” (as defined in Section 409A of the Code) at the time of her separation from service and would be entitled to a payment upon separation from service during the six-month period beginning on Executive’s date of termination that is not otherwise excluded under Section 409A of the Code under the exception for short-term deferrals, separation pay arrangements, reimbursements, in-kind distributions, or any otherwise applicable exemption, the payment shall not be made to Executive until the earlier of the six-month anniversary of Executive’s date of termination or Executive’s death and shall be accumulated and paid on the first day of the seventh month following the date of termination. Employer cannot guarantee that the Release Benefits provided under this Agreement shall satisfy all applicable provisions of Section 409A of the Code. Whenever a payment specifies a payment period, the actual date of payment within such specified period shall be within the sole discretion of Employer, and Executive shall have no right (directly or indirectly) to determine the year in which such payment is made. In the event a payment period straddles two consecutive calendar years, the payment shall be made in the later of such calendar years. The payment of any compensation or benefit that is subject to the requirements of Section 409A of the Code may not be accelerated except to the extent permitted by Section 409A of the Code.

5.	Restrictive Covenants.

a.
Noncompetition and Nonsolicitation. Executive understands the global nature of Employer’s businesses and the effort Employer undertakes to develop and protect its business and its competitive advantage. Accordingly, Executive recognizes and agrees that the scope and duration of the restrictions described in this Section 5(a) are reasonable and necessary to protect the legitimate business interests of Employer. During the period of Executive’s employment and for a period of two years following Executive’s termination of employment, Executive shall not:

i.
singly, jointly, or in any other capacity, in a manner that contributes to any research, technology, development, account, trading, marketing, promotion, or sales and that relates to Executive’s employment with Employer, directly or beneficially, manage, join, participate in the management, operation or control of, or work for (as an employee, consultant or independent contractor), or permit the use of her name by, or provide financial or other assistance to, any options exchange regulated by the Securities and Exchange Commission (“SEC”) or alternative trading system that directly competes with Employer, without the express written approval of the Chief Executive Officer and Chairman of the Board of the Corporation;

ii.
provide any service or assistance that (i) is of the general type of service or assistance provided by Executive to Employer, (ii) relates to any technology, account, product, project or piece of work with which Executive was involved during her employment, and (iii) contributes to causing an entity to come within the definition described in Section 5(a)(i) above;

iii.
solicit or accept if offered to Executive, with or without solicitation, on her own behalf or on behalf of any other person, the services of any person who is a then-current employee of Employer (or was an employee of Employer during the year preceding such solicitation), nor solicit any of Employer’s then-current employees (or an individual who was employed by or engaged by Employer during the year preceding such solicitation) to terminate employment or an engagement with Employer, nor agree to hire any then-current employee (or an individual who was an employee of Employer during the year preceding such hire) of Employer into employment with Executive or any company, individual or other entity;

iv.
directly or indirectly divert or attempt to divert from Employer any business in which Employer has been actively engaged during Executive’s employment, nor interfere with the relationships of Employer or with their sources of business; or

v.
directly or indirectly, make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the business reputation, practices, or conduct of Employer, its employees, directors, or officers.

Executive acknowledges and agrees that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to the news media, investors, potential investors, industry analysts, competitors, strategic partners, vendors, employees (past and present), and customers.

Nothing in this Section 5(a) shall prohibit or restrict Executive, who is licensed to practice law, from providing legal advice and counseling, or other advice and counseling incidental thereto, as an officer, employee, consultant, independent contractor or otherwise, to an options exchange regulated by the SEC or alternative trading system that directly competes with Employer.
Unless required by governmental agencies or under applicable laws or regulations, the officers and directors of the Employer shall not directly or indirectly, make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the business reputation, practices, or conduct of Executive. Unless required by governmental agencies or under applicable laws or regulations, this prohibition extends to statements, written or verbal, made to anyone, including but not limited to the news media, investors, potential investors, industry analysts, competitors, strategic partners, vendors, employees (past and present), and customers.

b.
Confidentiality.  Executive recognizes that Employer may disclose secret or confidential information to Executive during the period of Executive’s employment to enable Executive to perform her duties. Subject to the following sentence, Executive shall not during her employment (except in connection with the proper performance of her duties) and thereafter, without the prior written consent of Employer, disclose to any person or entity any material or significant secret or confidential information concerning the business of Employer that was obtained by Executive in the course of Executive’s employment. This Section 5(b) shall not be applicable if and to the extent Executive is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge, or if such secret or confidential information is required to be disclosed by Executive by any law, regulation or order of any court or regulatory commission, department or agency; provided, however, that Executive shall provide Employer with prompt notice thereof so that Employer may seek an appropriate protective order and/or waive compliance with this Section 5(b) with respect to such requirement. In the absence of a protective order or the receipt of waiver hereunder, if Executive is nonetheless, in the opinion of Executive’s counsel, compelled to furnish Employer’s confidential information to any third party or else stand liable for contempt or suffer other censure or penalty, such party may furnish such information without liability under this Section 5(b) or otherwise. Executive further agrees that if Executive’s employment is terminated for any reason, Executive will not take, but will leave with Employer, all records and papers and all matter of whatever nature that bears secret or confidential information of Employer. For purposes of this Agreement, the term “secret or confidential information” shall include, but not be limited to, any and all records, notes, memoranda, data, writings, research, personnel information, customer information, clearing members’ information, Employer’s financial information and plans, processes, methods, techniques, systems, formulas, patents, models, devices, compilations or any other information of whatever nature in the possession or control of Employer, that has not been published or disclosed to the general public, the options industry or the commodities futures industry, provided that such term shall not include knowledge, skills, and information that is common to the trade or profession of Executive.

Pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. 1833(b)), Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a violation of law.  Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  If Executive files a lawsuit or other action alleging retaliation by Employer for reporting a suspected violation of law, Executive may disclose the trade secret to her attorney and use the trade secret in the court proceeding or other action, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.  This paragraph will govern to the extent it may conflict with any other provision of this Agreement.

c.
Judicial Modification.  If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 5(a) or 5(b) is invalid or unenforceable, Employer and Executive intend that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) Employer and Executive shall request that the court exercise that power, and (iii) the Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

d.
Remedies.  If Executive violates or threatens to violate any provisions of Sections 5(a) or 5(b) of this Agreement, Employer or its successors in interest shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction restraining Executive from committing or continuing any violation of Sections 5(a) or 5(b). In the event that Executive is found to have breached any provision set forth in Section 5(a) or 5(b) of this Agreement, the time period provided for in that provision shall be deemed tolled (i.e., it will not begin to run) for so long as Executive was in violation of that provision. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prohibit or restrict Executive, who is licensed to practice law, from providing legal advice and counseling, or other advice and counseling incidental thereto, as an officer, employee, consultant, independent contractor or otherwise, to an options exchange regulated by the SEC or alternative trading system that directly competes with Employer.

e.
Release Benefits Subject to Restrictive Covenants. Notwithstanding anything herein to the contrary, Executive’s entitlement to the Release Benefits is conditioned expressly on Executive’s compliance with each of the restrictive covenants of this Section 5.

6.	Successors.

a.
Successors to Employer.  This Agreement shall be binding upon any successor to Employer in accordance with the operation of law and such successor shall be deemed “Employer” for purposes of this Agreement.

b.
Assignment by Executive.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive dies while any Release Benefits still would be owed to Executive hereunder had Executive continued to live, Employer shall continue to provide such Release Benefits, unless otherwise provided herein, in accordance with the terms of this Agreement to Executive’s beneficiary last designated by written instrument delivered by Executive to Employer prior to the date of death. If no such designated beneficiary survives Executive, such amount must be paid to Executive’s surviving spouse, or if none, to Executive’s lawful descendants per stirpes then living, or if none survive the Executive, to the legal representative of Executive’s estate, or if none is appointed within 90 days of the date of death, to Executive’s heirs at law under the laws of the state in which Executive is domiciled at the date of death.

c.
Payment of Benefits in Case of Incompetency.  If Executive becomes physically or mentally incapable of receiving or acknowledging the Release Benefits, Employer upon receipt of satisfactory evidence of such legal incapacity may, in its sole discretion, cause the Release Benefits to be provided to some other person, persons, or institution on behalf of Executive.

7.	Miscellaneous.

a.
Employment Status.  This Agreement is not a contract of employment and does not give Executive the right to be rehired or retained in the employ of Employer on a full-time, part-time or any other basis, or to receive any benefit under any other plan of the Employer.

b.	Effect of Receiving Release Benefits. Executive’s receipt of the Release Benefits does not constitute any sort of extension or perpetuation of employment beyond Executive’s actual Release Date.

c.
Interests Not Transferable.  Except as may be required by the tax withholding provisions of the Code or any state’s income tax act, or pursuant to an agreement between Executive and Employer, Executive’s interests in the Release Benefits may not be voluntarily sold, transferred, alienated, assigned, or encumbered.

d.
Entire Agreement.  This Agreement contains the entire understanding of Employer and Executive with respect to the subject matter herein. The Release Benefits shall be in lieu of any severance, notice, termination pay or the like that may be payable under any plan or practice of Employer, or that may be payable by any Federal, state, local, or foreign law, statute, regulation, ordinance, or the like (including the WARN Act or any similar state or foreign law). Any Release Benefits shall be offset against any severance, notice, or termination pay required to be paid by Employer pursuant to federal, state, or local law or ordinance.

e.
Tax Withholding.  Employer shall withhold from the Release Benefits all Federal, state, city, or other taxes as legally required to be withheld, as well as any other amounts authorized or required by policy, including, but not limited to, withholding for garnishments and judgments or other court orders.

f.
Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement must be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of the Agreement are not part of the provisions herein and shall have no force or effect. Notwithstanding anything herein to the contrary, Employer shall have no obligation to provide any Release Benefits to Executive hereunder to the extent, but only to the extent, that such provision is prohibited by the terms of any final order of a Federal, state, or local court or regulatory agency of competent jurisdiction, provided that such an order shall not affect, impair, or invalidate any provision of the Agreement not expressly subject to such order.

g.
Applicable Law.  To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be the controlling law in all matters relating to this Agreement without giving effect to principles of conflicts of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce, or otherwise relating to, this Agreement shall be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist).

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IN WITNESS WHEREOF, Employee has hereunto set her hand, and Employer has caused these presents to be executed in its name on its behalf, all as of the date first above written.
EXECUTIVE
/s/ Joanne Moffic-Silver
Joanne Moffic-Silver

Cboe Global Markets, Inc.
/s/ Edward T. Tilly
By:    Edward T. Tilly
Title:    Chairman and Chief Executive Officer

Cboe Exchange, Inc.
/s/ Edward T. Tilly
By:    Edward T. Tilly
Title:     Chairman and Chief Executive Officer
Cboe C2 Exchange, Inc.
/s/ Edward T. Tilly
By:    Edward T. Tilly
Title:     Chairman and Chief Executive Officer

Appendix A
RELEASE OF CLAIMS
This RELEASE OF CLAIMS (“Release”) is made and entered into this 28th day of February, 2018, to be effective as of February 28, 2018 (the “Effective Date”), by and between CBOE GLOBAL MARKETS, INC, a Delaware corporation (“Corporation”), CBOE EXCHANGE, INC. (“CBOE”), CBOE C2 EXCHANGE, INC. (“C2” and, unless indicated otherwise, referred to herein together with the Corporation and CBOE as “Employer”) and Joanne Moffic-Silver, a resident of the State of Illinois (“Executive”).

1.
In consideration of Employer’s agreement to provide Executive with the Release Benefits described under the Release Agreement between Executive, Corporation, CBOE and C2, dated February 28, 2018 (the “Release Agreement”), to which Executive is not otherwise entitled and the sufficiency of which Executive acknowledges, Executive does hereby fully, finally and unconditionally release and forever discharge Employer, Employer’s subsidiaries and affiliates, and each of their former and current officers, directors, employees, members, representatives and agents and all of their respective predecessors, successors, and assigns (collectively “Released Parties”), in their personal, corporate and representative capacities, from any and all rights, claims, liabilities, obligations, damages, costs, expenses, attorneys’ fees, suits, actions, and demands, of any and every kind, nature and character, known or unknown, liquidated or unliquidated, absolute or contingent, in law and in equity, enforceable or arising under any local, state or federal common law, statute or ordinance relating to Executive’s past employment with Employer or any past actions, statements, or omissions of Employer or any of the Released Parties occurring prior to Executive’s execution of this Release, including but not limited to all claims for defamation, wrongful termination, back pay and benefits, pain and suffering, negligent or intentional infliction of emotional distress, breach of contract, and interference with contractual relations, tort claims, employment discrimination claims, and all claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981), the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act ("OWBPA"), the Illinois Human Rights Act, the Illinois Minimum Wage Law, the Illinois Wage Payment and Collection Act, the Workers Adjustment and Retraining Act, and the Chicago and Cook County Human Rights Ordinances, and any other statutory, contract, implied contract, or common law claim arising out of or involving Executive’s employment, the termination of Executive’s employment, or any continuing effects of Executive’s employment with Employer (the “Released Claims”).

2.
Executive agrees not to sue Employer or any of the Released Parties with respect to rights and Released Claims covered by this Release. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Release, Executive shall not seek and shall not accept any personal equitable or monetary relief in connection with such investigation, action, suit, or legal proceeding.

3.
Notwithstanding anything in this Release or the Release Agreement to the contrary, nothing in this Release or the Release Agreement prohibits Executive from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or regulatory entity investigation, or giving truthful testimony or making other disclosures to a governmental or regulatory entity (in each case, without having to disclose any such conduct to Employer or any affiliate), or from responding if properly subpoenaed or otherwise required to do so under applicable law. In addition, nothing in this Release or the Release Agreement limits Executive’s right to receive an award from a governmental or regulatory entity for information provided to such an entity (and not as compensation for actual or alleged personal injury or damages to Executive).

Pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. 1833(b)), Executive will not be held criminally or civilly liable under any federal or state trade secret law or under this Release for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a violation of law. Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in a complaint, or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit or other action alleging retaliation by Employer for reporting a suspected violation of law, Executive may disclose the trade secret to her attorney or use the trade secret in the court proceeding or other action, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.  Employer will not retaliate against Executive in any way for a disclosure made in accordance with this paragraph or otherwise made in accordance with the law.

4.
Executive has twenty-one (21) days (until March 21, 2018) within which to consider this Release, although Executive may accept it at any time within those twenty-one (21) days. Once Executive has signed this Release, Executive shall still have seven (7) days in which to revoke her acceptance of the ADEA and OWBPA portion of the Release by notifying Employer, and specifically, its chief Human Resources Officer. The ADEA and OWBPA portion of the Release shall not be effective or enforceable until the seven (7) day revocation period has expired. If the ADEA and OWBPA portion of the Release is revoked, the remainder of this Release shall remain in full force and effect as to all of its terms except for the release of claims under the ADEA and the OWBPA, and Employer shall have three (3) business days to rescind the entire Release by so notifying Executive.

5.
Executive agrees that she shall continue to be governed by those obligations arising under Section 7.2 of the Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc.) Executive Severance Plan (the “Plan”), and Section 5 of the Release Agreement, which are incorporated by reference herein, and such provisions shall not be released, shall be unaffected hereby, and shall remain in full force and effect.

6.	This Release shall be binding upon and inure to the benefit of Employer and its successors and assigns and Executive and her heirs, executors and administrators.

7.	This Release shall be construed and interpreted under the laws of the State of Illinois to the extent not preempted by applicable laws of the United States.

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By signing this Release, Executive acknowledges and understands that this Release does not imply that Employer has done anything unlawful or wrong.

CBOE GLOBAL MARKETS, INC.
/s/ Edward T. Tilly
By:      Edward T. Tilly
Title:     Chairman and Chief Executive Officer

CBOE EXCHANGE, INC.
/s/ Edward T. Tilly
By:     Edward T. Tilly
Title:     Chairman and Chief Executive Officer

CBOE C2 EXCHANGE, INC.
/s/ Edward T. Tilly
By:       Edward T. Tilly
Title:     Chairman and Chief Executive Officer

EXECUTIVE
/s/ Joanne Moffic-Silver
Joanne Moffic-Silver